Exhibit (a)(3)

Schedule A

to

Agreement and Declaration of Trust of

Salient MF Trust

Initial Series and Classes

Salient Adaptive Growth Fund

Classes of Shares

Class A

Class C

Class I

Salient MLP & Energy Infrastructure Fund Classes

of Shares

Class A

Class C

Class I

R6 Shares

Additional Series and Classes

Salient Trend Fund

Classes of Shares

Class A

Class C

Class I

Salient Tactical Plus Fund

Class of Shares

Class A

Class C

Class I

Class F

Dated: Effective May 1, 2016 (approved April 26, 2016)